Exhibit 1.1

XLIT Ltd.
Senior Notes
Guaranteed by
XL Group plc
Underwriting Agreement
November 18, 2013
Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
as Representatives of the several
Underwriters named in Schedule I hereto (the “Representatives”)
Ladies and Gentlemen:
XLIT Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $300 million principal amount of 2.30% Senior Notes due 2018 (the “2018 Notes”) and an aggregate of $300 million principal amount of 5.25% Senior Notes due 2043 (the “2043 Notes” and, together with the 2018 Notes, the “Notes”). Payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) on an unsecured and unsubordinated basis by the Company’s parent company, XL Group plc, an Irish public limited company (the “Guarantor”).
The Securities are being issued under an Indenture dated as of September 30, 2011 (the “Base Indenture”), among the Company, the Guarantor and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture thereto, to be dated as of November 21, 2013 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee.

1.The Company and the Guarantor represent and warrant to, and agree with, each of the Underwriters that:
(a)    An “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-177869) in respect of the Securities was filed with the U.S. Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company or the Guarantor (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the respective prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);
(b)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representatives expressly for use therein;
(c)    For the purposes of this Agreement, the “Applicable Time” is 3:30 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet in the form attached as Schedule III hereto and to be prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representatives expressly for use therein;
(d)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereto;
(e)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading and the statements in the Prospectus in the light of the circumstances under which they were made not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representatives expressly for use therein;
(f)    Neither the Guarantor nor any of its Significant Subsidiaries (as defined below) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, which loss or interference would have a Material Adverse Effect (as defined below), or would reasonably be expected to have a prospective Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than changes resulting from the exercise of stock options or the conversions of warrants or capital stock which were outstanding as of such date, or from the exercise of options granted after such date in the ordinary course of business or from repurchases of capital stock) or long-term debt of the Guarantor or any of its Significant Subsidiaries or any material adverse change, or any development that would reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ or stockholders’ equity or results of operations of the Guarantor and its Significant Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;
(g)    The Guarantor has been duly incorporated and is validly existing as a public limited company under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up. The Company has been duly incorporated and is validly existing as an exempted company with limited liability, in good standing under the laws of the Cayman Islands. Each of the Company and the Guarantor has full corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement and the Notes and to consummate the transactions contemplated by this Agreement and the Notes and each has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified in any such jurisdiction or to have any such power or authority would not have a material adverse effect on the current or future condition (financial or other), business, properties or results of operations of the Guarantor and its Subsidiaries taken as a whole or on the transactions contemplated by this Agreement (a “Material Adverse Effect”); and each other Significant Subsidiary of the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(h)    The Guarantor had, on September 30, 2013, an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus;
(i)    The Notes have been duly and validly authorized and when authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, the Notes will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and remedies and to general equity principles, and will be entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by each of the Company and the Guarantor, and at the Time of Delivery, will be duly executed and delivered by each of the Company and the Guarantor and will constitute a valid and legally binding agreement of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and remedies and to general equity principles; the Indenture has been duly qualified under the Trust Indenture Act; and the Securities and the Indenture will conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus with respect to the Securities and Indenture; the Base Indenture is incorporated by reference into the Prospectus from Exhibit 4.1 to the Form 8-K filed on September 30, 2011;
(j)    This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor;
(k)    The issue and sale of the Securities, the execution and delivery of this Agreement and the Indenture and the compliance by the Company and the Guarantor with all of the provisions of this Agreement, the Indenture and the Notes and the consummation by each of the Company and the Guarantor of the transactions contemplated herein and therein and in the Pricing Prospectus and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its Significant Subsidiaries is a party or by which the Guarantor or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Guarantor or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Association or the Memorandum of Association (or similar organizational documents) of the Guarantor or any of its Significant Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body (a “Governmental Agency”) having jurisdiction over the Guarantor or any of its Significant Subsidiaries or any of its respective properties, or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the New York Stock Exchange) (a “Non-Governmental Authority”), except in each case (other than with respect to such Articles of Association or Memorandum of Association (or similar organizational documents)) of the Guarantor, for such conflicts, violations, breaches or defaults which would not result in a Material Adverse Effect;
(l)    No consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Agency or Non-Governmental Authority is required for the issue and sale by the Company and Guarantor of the Securities or the consummation by each of the Company and the Guarantor of the transactions contemplated by this Agreement, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
(m)    All of the issued share capital of each Significant Subsidiary of the Guarantor that is a corporation has been duly and validly authorized and issued, is fully paid and non-assessable and (except for directors’ qualifying shares) is owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims (for purposes of this Agreement, (A) “Subsidiary” means, as applied to any person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of greater than 50% of the outstanding Voting Shares of such person is, at any time, directly or indirectly, owned by such person and/or one or more subsidiaries of such person, (B) “Significant Subsidiary” shall have the meaning of “significant subsidiary” as set forth in Regulation S-X under the Act; (C) for purposes of the definition of “Subsidiary,” “Voting Shares” means, with respect to any corporation, the capital stock having the general voting power under ordinary circumstances to elect at least a majority of the board of directors (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency));
(n)    Prior to the date hereof, neither the Company or the Guarantor, nor to the Company’s or the Guarantor’s knowledge, respectively, have any of their affiliates taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor in connection with the offering of the Securities in violation of the Exchange Act;
(o)    Other than as set forth or incorporated by reference in the Pricing Prospectus prior to the date hereof, or as encountered in the ordinary course of business in the Guarantor’s or any of its Significant Subsidiaries’ claims activities, there are no legal or governmental actions, suits or proceedings pending to which the Guarantor or any of its Significant Subsidiaries is a party or of which any property of the Guarantor or any of its Significant Subsidiaries is the subject, which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the best of the Guarantor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
(p)    The financial statements of the Guarantor and its consolidated Subsidiaries incorporated by reference in the Pricing Prospectus and the Prospectus present fairly the financial position of the Guarantor and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Pricing Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto;
(q)    Each of the Guarantor and its Significant Subsidiaries possess adequate certificates, authorities, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(r)    Neither the Guarantor nor any of its Significant Subsidiaries is in violation of its Articles of Association or Memorandum of Association (or similar organizational documents) or is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults which would not result in a Material Adverse Effect;
(s)    The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Debt Securities and Guarantees” and “Description of the Senior Notes and the Guarantees,” insofar as they purport to constitute a summary of the terms of the Securities and the other transaction documents described therein, and the statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Tax Considerations,” insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair in all material respects;
(t)    Neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);
(u)    PricewaterhouseCoopers LLP, which has audited the consolidated financial statements of the Guarantor and its subsidiaries and has audited the Guarantor’s internal control over financial reporting, is an independent registered public accounting firm with respect to the Guarantor and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States);
(v)    No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Cayman Islands or to Ireland or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Company and the Guarantor to or for the respective accounts of the Underwriters of the Securities, or (B) the sale or delivery outside the Cayman Islands and Ireland by the Underwriters of the Securities to the initial purchasers thereof, other than as described in the opinions of

Maples and Calder as to the Cayman Islands and Matheson as to Ireland, delivered pursuant to Sections 8(d) and 8(g) of this Agreement;
(w)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, each of the Company and the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, neither the Company nor the Guarantor was an “ineligible issuer” as defined in Rule 405 under -the Act;
(x)    The Guarantor and its Subsidiaries maintain a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act). The Guarantor’s and its Subsidiaries’ internal control over financial reporting is effective and the Guarantor and its Subsidiaries are not aware of any material weaknesses in the Guarantor’s internal control over financial reporting;
(y)    The Guarantor maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
(z)    None of the Guarantor or any of its Subsidiaries, or to the knowledge of the Guarantor, any director, officer, agent, employee, affiliate or other person acting on behalf of the Guarantor or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, except for any violations that would not have a Material Adverse Effect or a material adverse effect on the offering and sale of the Securities, and the Guarantor and, to the knowledge of the Guarantor, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;
(aa)    The operations of the Guarantor and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money

Laundering Laws”), except for any violations that would not have a Material Adverse Effect or a material adverse effect on the offering and sale of the Securities, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Guarantor, threatened; and
(bb)    None of the Guarantor or any of its Subsidiaries, or to the knowledge of the Guarantor, any director, officer, agent, employee, affiliate or person acting on behalf of the Guarantor or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (“Sanctions”); and the Guarantor and its Subsidiaries will not directly or indirectly use the proceeds of the offering contemplated hereby, or (i) lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.
2.    Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of (i) 99.090% of the principal amount thereof, the aggregate principal amount of the 2018 Notes set forth opposite the name of such Underwriter in Schedule I hereto and (ii) 98.895% of the principal amount thereof, the aggregate principal amount of the 2043 Notes set forth opposite the name of such Underwriter in Schedule I hereto.
3.    Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.
4.    The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will, upon request by the Representatives, cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Securities, 9:00 a.m., New York City time, on November 21, 2013 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Time of Delivery.”

The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.
5.    The Company and the Guarantor jointly and severally agree with each of the Underwriters:
(a)    To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise you, promptly after they receive notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet containing a description of the Securities, in the form attached hereto as Schedule III and approved by the Representatives, and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Guarantor with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after they receive notice thereof, of the issuance by the Commission prior to the completion of the distribution of the Securities contemplated by this Agreement (the date of which shall be confirmed to the Company by the Representatives) of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission prior to the completion of the distribution of the Securities contemplated by this Agreement for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of the issuance of any such notice of objection, promptly to amend the Registration Statement in such manner as may be required to permit offers and sales of the Securities;

(b)    If required by Rule 430B(h) under the Act in connection with the offering of the Securities contemplated by this Agreement, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof;
(c)    Promptly from time to time, to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
(d)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company and the Guarantor will file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If at the Renewal Deadline the Company and the Guarantor are no longer eligible to file an automatic shelf registration statement and the distribution of the Securities contemplated by this Agreement has not yet been completed, the Company and the Guarantor will, if they have not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives and will use their best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;
(e)    Prior to 3:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to each

Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act; the Representatives will inform the Company and the Guarantor when the Underwriters’ obligation to deliver a prospectus has expired;
(f)    To make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Guarantor, Rule 158);
(g)    For a period of 30 days after the date of the initial public offering of the Securities, the Company and the Guarantor will not offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any debt securities of the Company or the Guarantor, as the case may be, that mature more than one year after such Time of Delivery and are substantially similar to the Securities, without the prior written consent of the Representatives, other than the Securities to be sold hereunder;
(h)    To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;
(i)    To take all reasonable actions necessary, including engaging advisers to act on behalf of the Company, to enable Moody’s Investors Service, Standard & Poor’s Ratings Service, Fitch, Inc. and A.M. Best Company to provide at the Time of Delivery their respective credit ratings of the Securities;
(j)    The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus and Prospectus under the caption “Use of Proceeds”; and
(k)    Upon request of any Underwriter, the Guarantor will furnish, or cause to be furnished, to such Underwriter an electronic version of its corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.    (a)(i) The Company and the Guarantor jointly and severally represent and agree that, other than the final term sheet in the form attached as Schedule III hereto and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; (ii) each Underwriter represents and agrees that, other than one or more term sheets relating to the Securities containing customary information and conveyed to the purchasers of the Securities, without the prior consent of the Company, the Guarantor and the Representatives (as to both form and content), they have not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and (iii) the Company and the Guarantor jointly and severally represent and agree that, any such free writing prospectus, the use and content of which have been consented to by the Company, the Guarantor and the Representatives (including the final term sheet in the form attached as Schedule III hereto and filed pursuant to Section 5(a) hereof) is listed on Schedule II hereto;
(b)    The Company and the Guarantor have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
(c)    The Company and the Guarantor jointly and severally agree that, if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, they will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representatives expressly for use therein.
7.    Subject to the last sentence of this Section 7, the Company and the Guarantor jointly and severally covenant and agree with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and Guarantor’s counsel and accountants in connection with the registration of the Securities under the Act, and the issuance and sale of the Securities and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, any Blue Sky and Legal Investment Memoranda and any closing documents (including any compilations thereof in connection with the offering, purchase, sale and delivery of the Securities); (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky and Legal Investment Memoranda; (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the U.S. Financial Industry Regulatory Authority, of the terms of the sale of the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for any such persons in connection with the Indenture or the Securities; (vii) all expenses and taxes arising as a result of the issuance, sale and delivery of the Securities and of the sale and delivery outside of the Cayman Islands or Ireland of the Securities by the Underwriters to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case, any Cayman Islands or Ireland income, capital gains, withholding, transfer or other tax, asserted against an Underwriter by reason of the purchase and sale of the Securities pursuant to this Agreement; (viii) any fees charged by securities rating services for rating the Securities; and (ix) all other costs and expenses incident to the performance of the Company’s or the Guarantor’s obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 9, 12 and 25 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
8.    The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantor herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantor shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:
(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet in the form attached as Schedule III hereto and filed as contemplated by Section 5(a) hereof, and any other material required to be filed by the Company or the Guarantor pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;
(b)    Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion or opinions and letter, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Morgan, Lewis & Bockius LLP, United States counsel for the Company and the Guarantor, shall have furnished to the Representatives their written opinion or opinions and letter, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives;
(d)    Maples and Calder, Cayman Islands counsel for the Company and the Guarantor, shall have furnished to the Representatives their written opinion or opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, in the form attached hereto in Annex I;
(e)     A&L Goodbody, Ireland counsel for the Company and the Guarantor, shall have furnished to the Representatives their written opinion or opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, in the form attached hereto in Annex II;
(f)    Kirstin Romann Gould, Executive Vice President and General Counsel to the Guarantor, shall have furnished to the Representatives her written opinion or opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, in the form attached hereto in Annex III;
(g)    Matheson, Ireland tax counsel for the Company and the Guarantor, shall have furnished to the Representatives their written opinion or opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, in the form attached hereto in Annex IV;
(h)    On the date of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement but prior to the Time of Delivery and at the Time of Delivery, PricewaterhouseCoopers LLP, the independent registered public accounting firm of the Company and the Guarantor, which has audited the consolidated financial statements of the Guarantor and its subsidiaries and has audited the Guarantor’s internal control over financial reporting, shall have furnished to the Representatives a “comfort” letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives;
(i)    Neither the Guarantor nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock (other than changes resulting from the exercise of stock options or the conversion of warrants or capital stock which were outstanding as of such date, or from the exercise of options granted after such date in the ordinary course of business or from repurchases of capital stock) or long-term debt of the Guarantor or any of its Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ or stockholders’ equity or results of operations of the Guarantor and its Significant Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and the Prospectus;
(j)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company’s debt securities or the Guarantor’s or any Significant Subsidiary’s financial strength or claims paying ability by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company’s debt securities or the Guarantor’s or its Significant Subsidiaries’ financial strength or claims paying ability;
(k)    On or after the date of the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Guarantor’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York, the Cayman Islands, Ireland or Bermuda declared by the relevant authority or a material disruption in commercial banking or securities settlement or clearance services in the United States or any other relevant jurisdiction; (iv) the outbreak or escalation of hostilities involving the United States, the Cayman Islands, Ireland or Bermuda or the declaration by the United States, the Cayman Islands, Ireland or Bermuda of a national emergency or war, if the effect of any such event specified in this clause (iv) in the Representatives’ judgment is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus; (v) a change or development involving a prospective change in the Cayman Islands, Ireland or Bermuda taxation affecting the Company, the Guarantor or the Securities, as the case may be, or the transfer thereof or the imposition of exchange controls by the United States, the Cayman Islands, Ireland or Bermuda; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or currency exchange rates or controls in the United States, the Cayman Islands, Ireland, Bermuda or elsewhere, if the effect of any such event specified in this clause (vi) in the Representatives’ judgment is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;
(l)    The Company and the Guarantor shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
(m)    The Company and the Guarantor shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of their respective officers satisfactory to the Representatives as to the accuracy of the respective representations and warranties of the Company and the Guarantor herein, at and as of the Time of Delivery, as to the performance by the Company and the Guarantor of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a), (i) and (j) of this Section 8 and as to such other matters as the Representatives may reasonably request; and

(n)    Prior to the Time of Delivery, the Company and the Guarantor shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
9.    (a)    The Company and the Guarantor jointly and severally will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal expenses of one counsel (in addition to any local counsel) reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representatives expressly for use therein.
(b)    Each Underwriter will indemnify and hold harmless the Company and the Guarantor against any losses, claims, damages or liabilities to which the Company or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred, including the reasonable fees and expenses of one counsel (in addition to any local counsel).

(c)     Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation (except as set forth below). Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
(e)    The obligations of the Company and the Guarantor under this Section 9 shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantor and to each person, if any, who controls the Company or the Guarantor, as the case may be, within the meaning of the Act.
10.    (a)    If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties satisfactory to the Company and the Guarantor to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Guarantor that the Representatives have so arranged for the purchase of such Securities, or the Company and the Guarantor notify the Representatives that they have so arranged for the purchase of such Securities, the Representatives, or the Company and the Guarantor shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company and the Guarantor agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Guarantor as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery, then the Company and the Guarantor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Guarantor as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery, or if the Company and the Guarantor shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.     The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or the Guarantor, or any officer or director or controlling person of the Company or the Guarantor, and shall survive delivery of and payment for the Securities.
12.    If this Agreement shall be terminated pursuant to Section 10(c) hereof, the Company and the Guarantor shall not then be under any liability to any Underwriter except as provided in Sections 7, 9 and 25 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company and the Guarantor as provided herein, the Company and the Guarantor will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company and the Guarantor shall then be under no further liability to any Underwriter except as provided in Sections 7, 9 and 25 hereof.
13.    In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.
14.    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax No.: (646) 834-8133, in care of Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate Desk, Fax No.: (212) 469-4877 and in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: High Grade Syndicate Desk – 3rd Floor, Fax No.: (212) 834-6081; if to the Company or to the Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the respective addresses of the Company and the Guarantor set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company and the Guarantor by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
15.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Guarantor and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and the Guarantor and each person who controls the Company, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
16.    The Company and the Guarantor irrevocably (i) agree that any legal suit, action or proceeding against the Company or the Guarantor, as the case may be, brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal district court for the Southern District of New York and the New York County Court, (ii) waive, to the fullest extent they may effectively do so, any objection which they may now or hereafter have to the laying of venue of any such proceeding and (iii) submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and the Guarantor have appointed Puglisi & Associates as their authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in the federal district court for the Southern District of New York and the New York County Court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company and the Guarantor represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company and the Guarantor shall be deemed, in every respect, effective service of process upon the Company or the Guarantor, as the case may be.
17.    Time shall be of the essence in this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
18.    The Company and the Guarantor jointly and severally acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not as the agent or fiduciary of the Company or the Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) or any other obligation to the Company or the Guarantor except the obligations expressly set forth in this Agreement and (iv) the Company and the Guarantor have consulted their own legal and financial advisors to the extent it deemed appropriate. The Company and the Guarantor agree that they will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or the Guarantor in connection with such transaction or the process leading thereto.
19.    For the avoidance of doubt and anything in this Agreement to the contrary notwithstanding, all references in this Agreement to the Pricing Disclosure Package as of the Applicable Time shall be deemed to include the final term sheet relating to the Securities substantially in the form attached as Schedule III hereto and to be filed with the Commission on November 18, 2013.

20.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.
21.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
22.    The Company, the Guarantor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
23.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
24.    Notwithstanding anything herein to the contrary, the Company and the Guarantor are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Guarantor relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
25.    In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Guarantor will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us 6 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Guarantor for examination upon request, but without warranty on your part as to the authority of the signers thereof.
Very truly yours,

XLIT LTD.
By:    /s/ Simon Rich
    Name:     Simon Rich
    Title:     Director
XL GROUP PLC
By:    /s/ Simon Rich
    Name:     Simon Rich
    Title:     Global Treasurer

[Signature page to Underwriting Agreement]

Accepted as of the date hereof:

as Representatives of the Underwriters
BARCLAYS CAPITAL INC.

By:     /s/ Travis H. Barnes
    Name: Travis H. Barnes
    Title:    Managing Director

DEUTSCHE BANK SECURITIES INC.

By:     /s/ Anguel Zaprianov
    Name: Anguel Zaprianov
    Title:    Managing Director
By:     /s/ Edward J. Sunoo
    Name: Edward J. Sunoo
    Title:    Managing Director

J.P. MORGAN SECURITIES LLC

By:     /s/ Maria Sramek
    Name: Maria Sramek
    Title:    Executive Director

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2018 Notes to Be Purchased	Principal Amount of 2043 Notes to Be Purchased

Barclays Capital Inc.	$90,000,000	$90,000,000
Deutsche Bank Securities Inc.	90,000,000	90,000,000
J.P. Morgan Securities LLC	30,000,000	30,000,000
RBS Securities Inc.	9,750,000	9,750,000
Citigroup Global Markets Inc.	9,750,000	9,750,000
Goldman, Sachs & Co.	9,750,000	9,750,000
HSBC Securities (USA) Inc.	9,750,000	9,750,000
Lloyds Securities Inc.	9,750,000	9,750,000
Morgan Stanley & Co. LLC	9,750,000	9,750,000
Credit Agricole Securities (USA) Inc.	6,500,000	6,500,000
ING Financial Markets LLC	6,500,000	6,500,000
BNY Mellon Capital Markets, LLC	6,500,000	6,500,000
BNP Paribas Securities Corp.	4,000,000	4,000,000
Commerz Markets LLC	4,000,000	4,000,000
Wells Fargo Securities, LLC	4,000,000	4,000,000

TOTAL	$300,000,000	$300,000,000

Sched. I-1

SCHEDULE II

(a)	(i) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:
Net roadshow

(ii)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package:
Final Pricing Term Sheet attached as Schedule III

(b)	Additional Documents Incorporated by Reference:
None

Sched. II-1

SCHEDULE III
[XL Logo]
XLIT Ltd.

Guaranteed by
XL Group plc

$300,000,000 2.30% Senior Notes due 2018
$300,000,000 5.25% Senior Notes due 2043

Summary of Terms

Issuer:	XLIT Ltd.
Guarantor:	XL Group plc
Expected Ratings (Moody’s / S&P / Fitch / A.M. Best)*:	Baa2 (stable) / A- (stable) / BBB (pos) / bbb (pos)
Security Type:	Senior unsecured fixed rate notes (“Senior Notes”)
Trade Date:	November 18, 2013
Settlement Date (T+3):	November 21, 2013

	2.30% Senior Notes due 2018	5.25% Senior Notes due 2043
Principal Amount:	$300,000,000	$300,000,000
Maturity Date:	December 15, 2018	December 15, 2043
Interest Payment Dates:	Semi-annually on June 15 and December 15, commencing on June 15, 2014	Semi-annually on June 15 and December 15, commencing on June 15, 2014
Coupon:	2.30%	5.25%
Public Offering Price:	99.690%	99.770%
Benchmark Treasury:	1.25% due October 31, 2018	3.625% due August 15, 2043
Benchmark Price / Yield:	99-22 / 1.315%	97-16 / 3.765%
Spread to Benchmark Treasury:	+ 105 bps	+ 150 bps
Yield to Maturity:	2.365%	5.265%
Net Proceeds (Before Expenses) to Issuer:	$297,270,000	$296,685,000
Optional Redemption:	T+ 20 bps	T+ 25 bps
Tax Event Redemption:
XLIT Ltd. may redeem the Senior Notes, in whole, but not in part, at any time upon the occurrence of certain tax events as described in “Description of the Senior Notes and Guarantees-- Tax Event Redemption” in the prospectus supplement.

XLIT Ltd. may redeem the Senior Notes, in whole, but not in part, at any time upon the occurrence of certain tax events as described in “Description of the Senior Notes and Guarantees-- Tax Event Redemption” in the prospectus supplement.

Sched. III-1

Minimum Denominations:	$2,000 x $1,000	$2,000 x $1,000
Listing:	Application has been made to list the Senior Notes on the New York Stock Exchange under the symbol “XL18”	Application has been made to list the Senior Notes on the New York Stock Exchange under the symbol “XL43”
CUSIP / ISIN:	98420E AA3 / US98420EAA38	98420E AB1 / US98420EAB11

Joint Book-Running Managers:	Barclays Capital Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC
Senior Co-Managers:	RBS Securities Inc. Citigroup Global Markets Inc. Goldman, Sachs & Co. HSBC Securities (USA) Inc.
Lloyds Securities Inc.
Morgan Stanley & Co. LLC
Co-Managers:	Credit Agricole Securities (USA) Inc.
ING Financial Markets LLC
BNY Mellon Capital Markets, LLC
Junior Co-Managers:	BNP Paribas Securities Corp.
Commerz Markets LLC
Wells Fargo Securities, LLC

Investing in the Senior Notes involves a number of risks. See “Risk Factors” beginning on page S-4 of the prospectus supplement.
* Note: A securities rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.
XLIT Ltd. and XL Group plc have filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents XLIT Ltd. and XL Group plc have filed with the SEC for more complete information about the issuer, the guarantor and this offering. You should rely on the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, copies of the prospectus and the prospectus supplement may be obtained by contacting Barclays Capital Inc. toll free at 1-877-603-5847, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, or J.P. Morgan Securities LLC toll-free at 1-866-535-9248.

Sched. III-2

ANNEX I
MAPLES AND CALDER FORM OF OPINION

1.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

1.2
The Company has all the requisite power and authority under the Memorandum and Articles to enter into, execute and perform its obligations under this Agreement, the Base Indenture and the Second Supplemental Indenture (together, the “Transaction Documents”) and the Notes, including the issue and offer of the Notes pursuant to the Transaction Documents.

1.3
The execution and delivery of the Transaction Documents do not, and the issue and offer of the Notes by the Company and the performance by the Company of its obligations thereunder will not, conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles or any law, public rule, decree or regulation applicable to the Company currently in force in the Cayman Islands.

1.4
The execution, delivery and performance of the Transaction Documents have been duly authorised by and on behalf of the Company and the Transaction Documents have been duly executed and delivered on behalf of the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

1.5
The Notes have been duly authorised by the Company and when the Notes are signed in facsimile or manually by a director on behalf of the Company and, if appropriate, authenticated in the manner set forth in the Indenture and delivered against due payment therefor will be duly executed, issued and delivered and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

1.6
No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities, courts or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the issue of the Prospectus;

(b)	the execution, creation or delivery of the Transaction Documents by and on behalf of the Company;

(c)	subject to the payment of the appropriate stamp duty, enforcement of the Transaction Documents against the Company;

(d)	the offering, execution, authentication, allotment, issue or delivery of the Notes;

(e)	the performance by the Company of its obligations under the Notes and the Transaction Documents; or

(f)	the payment of the principal and interest and any other amounts under the Notes.

1.7
No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of the Transaction Documents or the Notes;

(b)	the enforcement of the Transaction Documents or the Notes;

(c)	payments made under, or pursuant to, the Transaction Documents or the Notes; or

(d)	the issue, transfer or redemption of the Notes.
The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

1.8	The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Transaction Documents and the Notes.

1.9
The obligations of the Company under the Transaction Documents and the Notes rank and will rank at least pari passu with all its other present and future unsecured obligations (other than those preferred by law).

1.10
The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterised as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Transaction Documents or the Notes.

1.11
None of the Underwriters (as defined in this Agreement) or the holders of Notes will be required to be licensed, qualified, or otherwise entitled to carry on business in the Cayman Islands in order to enforce their respective rights under the Transaction Documents, or as a consequence of the execution, delivery and performance of the Transaction Documents, or the issue of the Notes. None of the Underwriters is or will be treated as resident, domiciled or carrying on or transacting business in the Cayman Islands solely by reason of the negotiation, preparation or execution of the Transaction Documents or the issue of the Notes.

1.12
Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of incorporation of the Company to the close of business (Cayman Islands time) on [ ] (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition, (including any winding up petition), counterclaim nor third party notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Company is identified as a defendant or respondent, including, without limitation, with respect to the winding up of the Company.

1.13
Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

1.14
The submission by the Company in the Transaction Documents to the exclusive jurisdiction of the federal district court for the Southern District of New York and the New York County Court is legal, valid and binding on the Company assuming that the same is true under the governing law of the Transaction Documents and under the laws, rules and procedures applying in the courts of federal district court for the Southern District of New York and the New York County Court.

1.15
It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Notes that any document be filed, recorded or enrolled with any governmental authority, court or agency or any official body in the Cayman Islands.

1.16
The statements made in the Pricing Prospectus and the Prospectus under the caption “Tax Considerations – Cayman Islands” are correct in so far as such statements are summaries of or relate to Cayman Islands law.

1.17	The Articles of Association of the Company do not entitle any shareholder of the Company to any pre-emptive right or other similar rights to subscribe for the Notes.

1.18	There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.
In rendering the foregoing opinions, counsel may make customary qualifications and assumptions.

ANNEX II
A&L GOODBODY FORM OF OPINION
1.    The Guarantor is a public company duly incorporated with limited liability under the laws of Ireland and is a separate legal entity, subject to suit in its own name. Based only on searches carried out in the Irish Companies Registration Office and the Central Office of the High Court on [ ] 2013, the Guarantor is validly existing under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up.
2.    The issuance of the Guarantees by the Guarantor is not subject to any pre-emptive or similar rights under Irish law.
3.    The Guarantor has the necessary power and authority, and all necessary corporate and other action has been taken, to enable it to execute, deliver and perform the obligations undertaken by it under this Agreement, the Base Indenture and the Second Supplemental Indenture (together, the “Transaction Documents”) (including the Guarantees), and the execution, delivery and performance by the Guarantor of the foregoing will not:
(i)    cause any limit on it or on its directors (whether imposed by the documents constituting the Guarantor or by statute or regulation) to be exceeded; or
(ii)    cause any law, regulation, rule or order to be contravened; or
(iii)    result in a breach of any of the terms or provisions of the Memorandum or Articles of Association.
Opining counsel notes that the Guarantor has provided an Officer’s Certificate which states that the execution and delivery of, and performance of its obligations under the Transaction Documents will not result in a breach of the terms or provisions, or constitute a default under, any material contract to which the Guarantor is a party.
4.    The Transaction Documents have been duly executed and delivered on the Guarantor’s behalf.
5.    No authorisations, approvals, licences, exemptions or consents of governmental, judicial or regulatory authorities with respect to the execution, delivery and entry into of, or the performance by the Guarantor of its obligations under, the Transaction Documents are required to be obtained in Ireland.
6.    It is not necessary or advisable under the laws of Ireland in order to ensure the validity, enforceability or priority of the obligations or rights of any party to the Transaction Documents, that the Transaction Documents be filed, registered, recorded, or notarised in any public office or elsewhere or that any other instrument relating thereto be signed, delivered, filed, registered or recorded.
7.    The Guarantor is not entitled to claim any immunity from suit, execution, attachment or other legal process in Ireland.

8.    In any proceedings taken in Ireland for the enforcement of the Transaction Documents, the choice of the laws of the State of New York as the governing law of the contractual rights and obligations of the parties under the Transaction Documents would be upheld by the Irish Courts in accordance with and subject to the provisions of the Rome I Regulation EC No 593/2008 on the Law Applicable to Contractual Obligations.
9.    The submission by the Guarantor in the Transaction Documents to the non-exclusive jurisdiction of the federal district court for the Southern District of New York and the New York County Court will be upheld by the Irish Courts.
10.    In any proceedings taken in Ireland for the enforcement of a judgment obtained against the Guarantor in the federal district court for the Southern District of New York and the New York County Court (a Foreign Judgment) the Foreign Judgment should be recognised and enforced by the courts of Ireland save that to enforce such a Foreign Judgment in Ireland it would be necessary to obtain an order of the Irish courts. Such order should be granted on proper proof of the Foreign Judgment without any re-trial or examination of the merits of the case subject to the following qualifications:
(i)    the Foreign Judgment was not obtained by fraud;
(ii)    that the Foreign Judgment is not contrary to public policy or natural justice as understood in Irish law;
(iii)    that the Foreign Judgment is final and conclusive;
(iv)    that the Foreign Judgment is for a definite sum of money; and
(v)    that the procedural rules of the court giving the Foreign Judgment have been observed.
Any such order of the Irish courts may be expressed in a currency other than euro in respect of the amount due and payable by the Guarantor but such order may be issued out of the Central Office of the Irish High Court expressed in euro by reference to the official rate of exchange prevailing on the date of issue of such order. However, in the event of a winding up of the Guarantor, amounts claimed against the Guarantor in a currency other than the euro (the Foreign Currency) would, to the extent properly payable in the winding up, be paid, if not in the Foreign Currency, in the euro equivalent of the amount due in the Foreign Currency converted at the rate of exchange pertaining on the date of the commencement of such winding up.
11.    All payments of principal, premium (if any) and interest on the Notes pursuant to the Guarantees may be paid by the Guarantor to the registered holder thereof in U.S. dollars.
12.    It is not necessary under the laws of Ireland (a) in order to enable the Underwriters to enforce their rights under the Transaction Documents, or (b) by reason of the execution, performance or enforcement of the Transaction Documents by the Underwriters, that the Underwriters should be licensed, qualified or otherwise entitled to carry on business in Ireland.

13.    The Underwriters will not be deemed to be resident, domiciled or carrying on business in Ireland by reason only of the execution, delivery, performance and enforcement of the Transaction Documents by the Underwriters.
In rendering the foregoing opinions, counsel may make customary qualifications and assumptions.

ANNEX III
XL GROUP FORM OF OPINION
1.    To the best of opining counsel’s knowledge, neither the Company nor the Guarantor is in violation of any organizational document, corporate minute or resolution or any instrument or agreement of which opinion counsel has knowledge after due inquiry, in each case binding on it or affecting its property in any manner that could have a Material Adverse Effect.
2.    To the best of opining counsel’s knowledge, there is no litigation or governmental proceeding by or against the Guarantor or any Significant Subsidiary of the Guarantor or concerning any property of the Guarantor or any of its Significant Subsidiaries, pending or threatened, that (A) could reasonably be expected (in light of reserves and total shareholder’s equity of the Guarantor after taking into account the Guarantor’s business and activities) to have a Material Adverse Effect if adversely determined or (B) is required to be disclosed in the Registration Statement, Pricing Disclosure Package or Prospectus and is not so disclosed, other than in the case of clause (A), as routinely encountered in claims activity or as disclosed in the Pricing Disclosure Package and the Prospectus or the documents incorporated therein by reference.
3.    The execution, delivery and performance of this Agreement, the Indenture and the transactions contemplated thereby and the issuance and sale of the Securities by the Company and the Guarantor will not (A) violate or conflict with the terms, conditions or provisions of the Memorandum of Association and Articles of Association or other organizational documents of the Company or the Guarantor or any applicable law, rule or administrative regulation of the United States or the State of New York, or any order or administrative decree of any United States or State of New York governmental body or agency or court of which opining counsel has knowledge or (B) constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests to which the Guarantor or any Significant Subsidiary of the Guarantor is subject.
4.    To opining counsel’s knowledge, there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company or the Guarantor to include any securities of the Company or the Guarantor owned by such person in the Prospectus or Registration Statement.
In rendering the foregoing opinions, counsel may make customary qualifications and assumptions.

III-1

ANNEX IV
MATHESON FORM OF OPINION
1.    The statements contained in the section headed “Tax Considerations—Ireland” in the Pricing Prospectus and the Prospectus are true and correct in all material respects.
2.    No charge to Irish stamp duty or similar Irish tax will arise upon the execution, delivery or performance of this Agreement, the Base Indenture, the Second Supplemental Indenture and the Notes, or upon the production of such documents as evidence in any Irish court.
In rendering the foregoing opinions, counsel may make customary qualifications and assumptions.

IV-1